URANIUM
ROYALTY CORP

AMENDMENT AGREEMENT

This Amendment Agreement is made on June 10, 2026.

AMONG:

DARCY HIRSEKORN, an individual who resides at *[Redacted: personal information]*

(the "**Consultant**")

AND:

URANIUM ROYALTY CORP., located at Suite 1830, 1188 West Georgia Street, Vancouver, BC V6E 4A2

("**URC**", and together with the Consultant, the "**Parties**")

WHEREAS:

A. URC and the Consultant entered into an Independent Contract Agreement on July 24, 2018 with an effective date of July 1, 2018, a First Extension Agreement on January 31, 2019 with an effective date of October 1, 2018, a Second Extension Agreement dated September 30, 2019, an Amendment Agreement with an effective date of May 1, 2020, an Amendment Agreement on November 5, 2020 with an effective date of October 1, 2020, an Amendment Agreement on May 28, 2021, and an Amendment Agreement on July 18, 2023 with an effective date of August 1, 2023 (collectively, the "**Contract Agreement**");

B. The Parties wish to amend the total monthly fee payable to the Consultant.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants and agreements contained in this Amendment Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties, the Parties hereby agree as follows:

1. <u>Amendment</u>

Effective from and after January 1st, 2026, Section 2 (a) of the Contract Agreement is hereby deleted in its entirety, and amended and replaced as follows:

"The Contractor shall be paid at a rate of CDN$9,027.00 per month plus applicable goods and services tax (the "**Fee**"), upon receipt by the Corporation of an invoice from the Contractor detailing the nature of the services provided. The parties hereto have agreed that the Fee will continue on a month-to-month basis until the parties hereto determine otherwise."

2. <u>Effect of Amendment</u>

Other than as expressly set forth herein, the Contract Agreement shall remain fully enforceable in accordance with its terms, unamended.

3. Governing Law

This Amendment Agreement is governed by and shall be interpreted and enforced in accordance with the laws of the Province of British Columbia applicable therein. The Parties hereby irrevocably submit and consent to the exclusive jurisdiction of the courts of British Columbia in connection with any matter arising out of or in connection with this Amendment Agreement.

4. Counterparts and Electronic Signatures

This Amendment Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment Agreement and all of which, when taken together, will be deemed to constitute one and the same Amendment Agreement. The facsimile, email or other electronically delivered signatures of the Parties shall be deemed to constitute original signatures, and facsimile or electronic copies hereof shall be deemed to constitute duplicate originals.

IN WITNESS WHEREOF, the Parties have executed this Amendment Agreement at their residence or office location on June 10, 2026.

Darcy Hirsekorn

Andy Marshall
Chief Financial Officer
Uranium Royalty Corp.